Exhibit 99.1

Form of Proxy Card for Holders of Pyramid Common Stock

PDO	Computershare Trust Company, N.A.
	250 Royall Street		COMPANY # [-]
Canton, Massachusetts 02021
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

		:	INTERNET/MOBILE – [-] Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [-].

		(	TELEPHONE – [-] Use a touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [-].

		*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

		For	Against	Abstain
1.	Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 6, 2014, as it may be amended from time to time, by and among Yuma Energy, Inc., Pyramid Oil Company, Pyramid Delaware Merger Subsidiary, Inc., and Pyramid Merger Subsidiary, Inc., and the transactions contemplated thereby.	☐	☐	☐
		For	Against	Abstain
2.	Proposal to approve and adopt the Pyramid Delaware 2014 Long-Term Incentive Plan.	☐	☐	☐

3.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 above.	For	Against	Abstain
		☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting:	Date:

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Pyramid Oil Company

SPECIAL MEETING OF STOCKHOLDERS

[-], 2014

[-] a.m., Local Time

Pyramid Oil Company

2008 – 21st Street

Bakersfield, California 93302

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MICHAEL D. HERMAN and LEE G. CHRISTIANSON, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Pyramid Oil Company common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of Pyramid Oil Company to be held at the Company’s principal executive offices, 2008 – 21st Street, Bakersfield, California 93302 at [-] a.m. local time on [-], 2014 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors below.

The board of directors unanimously recommends a vote “FOR” the proposal to approve and adopt the merger agreement, “FOR” the proposal to approve AND ADOPT THE PYRAMID DELAWARE MERGER SUBSIDIARY, INC. 2014 Long-Term Incentive Plan, and “FOR” any proposal to authorize the board of directors, in its discretion, to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement.

See reverse for voting instructions.